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                                                                       Exhibit J

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 28, 1999, relating to the financial statements and financial highlights of Prudential Equity Income Fund, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Investment Advisory and Other Services" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
July 20, 2000